Exhibit 23.2


                   CROUCH,  BIERWOLF & CHISHOLM
                   Certified Public Accountants
                   50 West Broadway, Suite 1130
                    Salt Lake City, Utah 84101
                      Office (801) 363-1175
                        Fax (801) 363-0615


              CONSENT OF CROUCH, BIERWOLF & CHISHOLM
                       INDEPENDENT AUDITORS

    We hereby consent to the use of our report dated January 31, 2000, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form S-4) and the related prospectus of Pacific Webworks, Inc. for the fiscal years ended December 31, 1999, 1998,and 1997.

                                       Crouch, Bierwolf & Chisholm

                                         By: /s/ Todd D. Chisholm
                                            -------------------
                                              Todd D. Chisholm
Salt Lake City, Utah
November 17, 2000